EXHIBIT 10.16

                                                         EOS CAPITAL, INC.
                                                         2101 Bush Street
                                                         San Francisco, CA 94115
                                                         (415) 292-7184
                                                         (415) 292-6208 (fax)


David A. Lahar
Managing Partner
Email:  dlahar@dnai.com

November 1, 2000


Mr. Junaid Sheikh
Chairman and Chief Executive Officer
Accom, Inc.
1490 O'Brien Drive
Menlo Park, CA 94025

Dear Junaid:

This letter will confirm the engagement of EOS Capital, Inc. ("EOS") as a consultant and financial advisor to Accom, Inc. ("Accom" or the "Company") to provide such information, consulting, financial advisory and general investment banking services as EOS and Accom may agree upon from time to time. EOS' services to the Company shall be for a period of one year from the date above, during which time EOS shall undertake certain activities on the Company's behalf, including, if appropriate, the following:

     o   Providing  assistance to the management and the Board of the Company in
         the  areas  of  strategic  planning,  industry  analysis,   competitive
         analysis, and financial strategy;

     o Assisting the company in formulating the criteria with respect to potential acquisition, merger or sale partners;

     o Rendering such other financial advisory, consulting or investment banking services as may from time to time be agreed upon by EOS and the Company.

As compensation for EOS' services, the Company will pay EOS a retainer of $100,000, payable upon execution of this Agreement, and such other success fees as may be negotiated in the future between EOS and the Company. The Company will reimburse EOS for its out-of-pocket expenses incurred in connection with this engagement.

This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereto and supersedes all prior agreements and understandings relating to such subject matter.

                                                               EOS CAPITAL, INC.


Mr. Junaid Sheikh
November 1, 2000

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If the  foregoing  correctly  sets forth our  agreement,  please so  indicate by signing and returning to us the enclosed duplicate original copy of this Agreement.



                                                      Very truly yours,

                                                      EOS CAPITAL, INC.

                                                      By: /s/  DAVID A. LAHAR
                                                          ----------------------
                                                        Name:  David A. Lahar
                                                        Title: President


Accepted and Agreed
To as of the date first
Written above:

ACCOM, INC.

By:          /s/   JUNAID SHEIKH
             -------------------
Name:              Junaid Sheikh
Title:             Chairman and Chief Executive Officer

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